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                                                                    Exhibit 23.3


June 9, 1998


To the Board of Directors and Stockholders of Glenayre Technologies, Inc.
Charlotte, North Carolina

We are aware of the incorporation by reference in the Registration Statement on Form S-8 of Glenayre Technologies, Inc. for the registration of 2,200,000 shares of its Common Stock under the Glenayre 1996 Incentive Stock Plan of our report dated April 17, 1998, relating to the unaudited condensed consolidated interim financial statements of Glenayre Technologies, Inc. that are included in its Form 10-Q for the quarter ended March 31, 1998.



                                                             Very truly yours,



                                                            Ernest & Young, LLP




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